UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 30, 2008

VERTEX PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	000-19319	04-3039129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Waverly Street

Cambridge, Massachusetts  02139

(Address of principal executive offices) (Zip Code)

(617) 444-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 30, 2008, we entered into a purchase agreement with Fosamprenavir Royalty, L.P. pursuant to which we sold, and Fosamprenavir Royalty, L.P. purchased, our right to receive future royalty payments arising from sales of Lexiva® and Agenerase® under our 1993 license agreement with GlaxoSmithKline plc, for a one-time cash payment of $160 million.  In accordance with the purchase agreement, GlaxoSmithKline plc will (i) make all future royalty payments directly to Fosamprenavir Royalty, L.P. and (ii) make directly the royalty payments that we previously had paid a third party in connection with the royalties. The purchase agreement also contains other representations, warranties, covenants and indemnification obligations that are customary for a transaction of this nature.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the purchase agreement, which will be attached to the next periodic report we file with the Securities and Exchange Commission.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The information set forth in response to Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: June 4, 2008	/s/ Kenneth S. Boger
Kenneth S. Boger
Senior Vice President and General Counsel